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                                                                 EXHIBIT 10.30.1

                 AMENDMENT TO COMMON STOCK PURCHASE WARRANT W-2

      This Amendment to the Common Stock Purchase Warrant W-2 ("WARRANT AMENDMENT") is made and entered into as of January 25, 2001 ("AMENDMENT EFFECTIVE DATE"), by and between Robin Williams, an individual, c/o Morra Brezner Steinberg & Tenenbaum Entertainment, Inc., 345 Maple Drive Beverly Hills, California 90210 (the "ARTIST" or "ROBIN WILLIAMS"), and Audible, Inc., a Delaware corporation with principal offices at 65 Willowbrook Boulevard, Wayne, New Jersey 07040 ("AUDIBLE").

                                    RECITALS

      WHEREAS, Artist and Audible are parties to that certain Agreement dated as of June 17,1999 ("AGREEMENT");

      WHEREAS, Artist and Audible are parties to that certain Common Stock Purchase Warrant W-2 dated as of June 17, 1999 ("WARRANT AGREEMENT"); and

WHEREAS, Subject to paragraph 12 of the Amendment to the Agreement executed concurrently herewith, Artist and Audible desire to amend the Warrant Agreement in certain respects, all as further described in this Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Artist and Audible agree to the foregoing and as follows:

      1. SECTION 2, EXERCISE PRICE; NUMBER OF SHARES. Section 2 is hereby deleted in its entirety and replaced with the following:

              "2. Exercise Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company or such other office as the Company shall notify the Holder in writing, to purchase from the Company at $0.91 per share (the "Exercise Price"), such number of fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value (the "Common Stock") as is set forth on Schedule A (the "Warrant Shares"). The Warrant Shares are subject to vesting as provided on Schedule A."
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      2.      SCHEDULE A. SCHEDULE A of the Warrant Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

      3. VOIDING OF THIS WARRANT AMENDMENT. In the event that Artist fails to commence delivery of Programs (as defined in the Agreement) to Audible with sufficient lead time to enable Audible to distribute the first of such Programs on May 9, 2001, this Warrant Amendment shall be null and void and the Warrant Agreement as it existed prior to the execution of this Warrant Amendment shall control.

      4. AUTHORITY. Each party represents and warrants to the other party that this Warrant Amendment is being executed by the authorized representatives of each respective party.

      5. NO OTHER AMENDMENTS. Except as expressly amended herein, the terms and conditions of the Common Stock Purchase Warrant shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, Artist and Audible have executed this Amendment to the Common Stock Purchase Warrant as of the date first above written.

ROBIN WILLIAMS                                     AUDIBLE, INC.


/s/ Robin Williams                                 /s/ Brian Fielding
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                                   SCHEDULE A

      The Holder shall be entitled to exercise this Warrant for shares of Common Stock as follows.

(1)   Number of Warrant Shares

      This Warrant shall be exercisable for up to 400,000 shares of Common
Stock.

(2)   Vesting

The Warrant Shares shall become exercisable in accordance with the following vesting schedule so long as Williams continues to perform services pursuant to that certain Agreement, as amended, by and between the Company and Williams, dated as of the date hereof (the "Services Agreement"):

      (a) 200,000 Warrant Shares shall become exercisable as of February 1, 2001.

      (b) 200,000 Warrant Shares shall become exercisable as follows: 10,000 Warrant Shares shall become exercisable at the beginning of every month commencing May 1, 2001 and ending December 31, 2002.



      Not withstanding the foregoing, the Warrant Shares shall become 100% exercisable upon the closing of an event described in Sections 8(b) or 8(d) so long as immediately prior to such event Williams continues to perform services pursuant to the Services Agreement.